Exhibit 10.67

Execution Version

TRANSFER AGREEMENT

This Transfer Agreement (this “Transfer Agreement”) is entered into as of June 29, 2016 by and among SunPower Corporation, a Delaware corporation (the “Company”), SunPower Corporation, Systems, a Delaware corporation (the “Subsidiary Applicant” and, together with the Company, the “Credit Parties” and individually, each a “Credit Party”), Total S.A., a société anonyme organized under the laws of the Republic of France (the “Parent Guarantor”), Deutsche Bank AG New York Branch, as administrative agent for the Banks (as defined below) (in such capacity, the “Administrative Agent”), and the Banks.

RECITALS

WHEREAS, the Credit Parties and the Parent Guarantor entered into the Letter of Credit Facility Agreement, dated as of August 9, 2011 (as amended by the First Amendment dated as of December 20, 2011, the Second Amendment dated as of December 19, 2012, the Third Amendment dated as of December 23, 2013, the Fourth Amendment dated as of December 23, 2014, and the Fifth Amendment dated as of October 7, 2015, and as may be further amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), with the Administrative Agent and the several financial institutions from time to time a party thereto (the “Banks”). Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.

WHEREAS, pursuant to Section 2.04(a) of the Credit Agreement, the aggregate Commitment Amount permanently reduced to zero on June 28, 2016.

WHEREAS, (a) Deutsche Bank AG New York Branch (“DB”) has extended to the Company a committed, bilateral letter of credit facility pursuant to a Continuing Agreement for Standby Letters of Credit and Demand Guarantees dated as of June 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “DB Bilateral Facility”); (b) Crédit Agricole Corporate and Investment Bank (“Credit Agricole”) has extended to the Company and the other Applicants (as defined in the Credit Agricole Bilateral Facility referred to below) a committed, bilateral letter of credit facility pursuant to a Letter of Credit Facility Agreement dated as of June 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agricole Bilateral Facility”); (c) HSBC Bank USA, National Association (“HSBC”) has extended to the Company a committed, bilateral letter of credit facility pursuant to a Letter of Credit Facility Agreement dated as of June 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “HSBC Bilateral Facility”); and (d) The Bank of Tokyo – Mitsubishi UFJ, Ltd. (The Bank of Tokyo – Mitsubishi UFJ, Ltd., Paris Branch together with DB, Credit Agricole and HSBC, being collectively referred to as the “Issuing Banks” and, individually, each an “Issuing Bank”) has extended to the Company a committed, bilateral letter of credit facility pursuant to a Letter of Credit Facility Agreement dated as of June 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Bank of Tokyo Bilateral Facility”, and together with the DB Bilateral Facility, the Credit Agricole Bilateral Facility and the HSBC Bilateral Facility, collectively, the “Bilateral Facilities” and, individually, each a “Bilateral Facility”).

WHEREAS, the parties hereto desire to, among other things, cancel the LOC Participating Interests and cause each outstanding LOC issued by an Issuing Bank under the Credit Agreement and all rights and obligations in respect of such LOCs to be subject to, and governed by, the terms and conditions of such Issuing Bank’s Bilateral Facility as if each such LOC were originally issued under such Issuing Bank’s Bilateral Facility, all upon the terms and subject to the conditions set forth herein.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties to this Transfer Agreement, intending to be legally bound, hereby agrees as follows:

1.          Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by the Administrative Agent and each Bank in agreeing to the terms of this Transfer Agreement.

2.          Outstanding LOCs. Annex 1 hereto sets forth as of the date hereof, in respect of each Issuing Bank, each outstanding LOC issued by such Issuing Bank under the Credit Agreement.

3.          Cancellation of LOC Participating Interests. As of the Effective Date (as defined below), each Bank’s LOC Participating Interest in respect of each outstanding LOC is hereby cancelled and of no further force or effect.

4.          Transfer of LOCs to Bilateral Facilities. As of the Effective Date, each outstanding LOC issued by an Issuing Bank under the Credit Agreement, all instructions for the amendment, extension, or replacement of such LOC, the execution of any such instructions by such Issuing Bank, and all rights and reimbursement and other obligations in respect of such LOCs shall be subject to, and governed by, the terms and conditions of such Issuing Bank’s Bilateral Facility as if such LOC had originally been issued under such Issuing Bank’s Bilateral Facility.

5.          Termination of Loan Documents. As of the Effective Date, the Credit Agreement and each other Loan Document (other than this Transfer Agreement) are hereby terminated and shall be of no further force or effect, except for (a) any provision thereof expressly stated to survive such termination, the payment in full of all reimbursement obligations, interest, and all other amounts payable thereunder, the expiration or termination of the Commitments, and/or the expiration without any pending drawing or termination of all LOCs and (b) the obligations of the Administrative Agent in connection with actions taken or to be taken by the Administrative Agent as set forth in Section 7 hereof.

6.          Representations and Warranties. The Parent Guarantor and each Credit Party hereby represents and warrants to the Administrative Agent and the Banks that:

a.          as of the Effective Date, all Obligations of the Company and each other Applicant arising under or in connection with the Credit Agreement and each other Loan Document (including, without limitation, all principal, interest, fees, and all other amounts payable thereunder) that are due and payable as of the Termination Date shall have been paid in full;

b.          this Transfer Agreement has been duly and validly executed by an authorized officer of Parent Guarantor and each Credit Party and constitutes the legal, valid and binding obligation of the Parent Guarantor and each Credit Party;

c.          no Block Notice is in effect as of the date hereof;

d.          on and as of the date hereof, no Change in Law has occurred, no order, judgment or decree of any Governmental Authority has been issued, and no litigation is pending or threatened, which enjoins, prohibits, or restrains (or with respect to any litigation seeks to enjoin, prohibit, or restrain), the reimbursement of LOC Disbursements, the issuance of any LOC or any participation therein, the consummation of any of the other transactions contemplated hereby, or the use of proceeds of the Facility; and

e.          no Event of Default, or event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result immediately after giving effect to this Transfer Agreement and the transactions contemplated hereby.

7.          Effective Date. This Transfer Agreement shall become effective on the date hereof (the “Effective Date”) when each of the following conditions has been satisfied (or waived in accordance with Section 8.01 of the Credit Agreement):

a.          The Administrative Agent shall have received from the Parent Guarantor, each Credit Party, the Administrative Agent, and each Bank either (i) a counterpart of this Transfer Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Transfer Agreement) that such party has signed a counterpart of this Transfer Agreement.

b.          The Administrative Agent shall have received, for the account of the applicable Person, all principal, interest, fees, costs, expenses and other amounts that are due and payable to the Administrative Agent (for its own account or for the account of any other Person) under any Loan Document as of the Termination Date and, to the extent invoiced, reimbursement or payment of the reasonable fees and disbursements of Moses & Singer LLP, special counsel to the Administrative Agent.

c.          The Administrative Agent shall have received from each Issuing Bank (other than DB) notice that (i) such Issuing Bank has received all amounts that, pursuant to any Loan Document, are due and payable directly to such Issuing Bank as of the Termination Date or (ii) no such amounts are due and payable directly to such Issuing Bank as of the Termination Date.

The Administrative Agent shall notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding.

8.          Execution in Counterparts. This Transfer Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Transfer Agreement by facsimile, e-mail (in a pdf or similar file), or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Transfer Agreement.

9.          Severability. Any provision of this Transfer Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.         Amendments. This Transfer Agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.

11.         Governing Law. This Transfer Agreement shall be construed in accordance with and governed by the law of the State of New York. [Remainder of page intentionally left blank]

Exhibit 10.67

IN WITNESS WHEREOF, the Company, the Subsidiary Applicant, the Parent Guarantor, the Administrative Agent and the Banks have caused this Transfer Agreement to be executed as of the date first written above.

The “Company”

SUNPOWER CORPORATION

By:	/s/ Charles Boynton
Name: Charles Boynton
Title: Executive Vice President and Chief Financial Officer

The “Subsidiary Applicant”

SUNPOWER CORPORATION, SYSTEMS

By:	/s/ Ada Kwan
Name: Ada Kwan
Title: Treasurer

The “Parent Guarantor”

TOTAL, S.A.

By:	/s/ Patrick de La Chevardière
Name: Patrick de La Chevardière
Title: Chief Financial Officer

[Signature Page to Transfer Agreement]

DEUTSCHE BANK AG NEW YORK
BRANCH, as Administrative Agent, as a Bank, and as an Issuing Bank

By:	/s/ Prashant Mehra
Name: Prashant Mehra
Title: Director

By:	/s/ Jack Leong
Name: Jack Leong
Title: Director

[Signature Page to Transfer Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Bank

By:	/s/ Rita Walz Cuccioli
Name: Rita Walz Cuccioli
Title: Executive Director
Banco Santander, S.A., New York Branch

By:	/s/ Terence Corcoran
Name: Terence Corcoran
Title: Senior Vice President
Banco Santander, S.A., New York Branch

[Signature Page to Transfer Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Bank and as an Issuing Bank

By:	/s/ Frederic Bambuck
Name: Frederic Bambuck
Title: Director

By:	/s/ Javier Sanchez-Asiain
Name: Javier Sanchez-Asiain
Title: Managing Director
Head CBT Americas

[Signature Page to Transfer Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank and as an Issuing Bank

By:	/s/ Thomas Lo
Name: Thomas Lo
Title: Director

[Signature Page to Transfer Agreement]

LLOYDS TSB BANK PLC, as a Bank

By:	/s/ Erin Doherty
Name: Erin Doherty
Title: Assistant Vice President – D006

By:	/s/ Daven Popat
Name: Daven Popat
Title: Senior Vice President – P003

[Signature Page to Transfer Agreement]

THE BANK OF TOKYO – MITSUBISHI UFJ, LTD., PARIS BRANCH, as a Bank and as an Issuing Bank

By:	/s/ Fumito Kobayashi
Name: Fumito Kobayashi
Title: General Manager

[Signature Page to Transfer Agreement]

UNICREDIT BANK AG, as a Bank

By:	/s/ Renate Bergler
Name: Renate Bergler
Title: Managing Director

By:	/s/ Andrea Thimm
Name: Andrea Thimm
Title: Director

[Signature Page to Transfer Agreement]